Exhibit 32.2

Certification of Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 (the “Report”) of ETF Managers Group Commodity Trust I (the “Registrant”) and its Fund, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, John A. Flanagan, the Principal Financial Officer of the Registrant, hereby certify, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 14, 2023	By:	/s/ John A. Flanagan
	Name:	John A. Flanagan
	Title:	Principal Financial Officer
ETF Managers Group Commodity Trust I